Exhibit 16(4)(m) - Aetna Insurance Company of America
Home Office: 151 Farmington Avenue
P.O. Box 30670
Hartford, Connecticut 06150-0670
(800) 531-4547

You may call the toll-free number shown above for answers to questions or to resolve a complaint.

Aetna Insurance Company of America (We or Us), a stock company, agrees to pay benefits according to the terms and conditions set forth in this Contract.

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Certificate of Group Annuity Coverage

Aetna certifies that an account is established for you under the Group Annuity
Contract and Certificate numbers shown below.

This certificate describes Group Annuity Contract provisions. It replaces any and all prior certificates or endorsements issued to you under the stated
Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

The variable features of the Group Contract are described in sections 6 and 12.

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Right to Cancel

The Certificate Holder may cancel the Certificate within ten (10) days of receiving it by returning it to Us at the address above or the person from whom it was purchased. Within seven (7) days of the cancellation request, We will return the Certificate Holder's Purchase Payment(s) made plus any increase, or minus any decrease on the amount allocated to the Separate Account.

Signed at the home office on the Effective Date.

/s/ Dan Kearney	/s/ Maria F. McKeon
President	Secretary

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Contract Holder	Group Annuity Contract Number

SPECIMEN	SPECIMEN
SPECIMEN
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Certificate Holder	Certificate Number

SPECIMEN	SPECIMEN
SPECIMEN
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Annuitant Name	Type of Plan

SPECIMEN	SPECIMEN
SPECIMEN

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ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT
FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN
INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA
DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

	2
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Table of Contents



		Page

Right to Cancel		1

Contract Schedule		5

Separate Account		5
AICA Guaranteed Account (AG Account)		5
Separate Account and AG Account		5
Fixed Annuity		7

Section 1. Definitions		8

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Section 2.	General Provisions	10

	The Contract	10
	Certificates	10
	Nonparticipating Contract	10
	Misstatements and Adjustments	10
	Reports	10
	Premium Taxes	10
	Protection of Proceeds	10
	Evidence of Survival	11
	Proof of Age	11
	Change of Contract	11

Section 3.	Ownership	12

	Group Contract Holder	12
	Certificate Holder Rights	12
	Transfer of Ownership	12

Section 4.	Beneficiary Provisions	12

	Beneficiary	12
	Change of Beneficiary	13
	Death of Beneficiary	13

Section 5. Purchase Payments		13

	Purchase Payments	13
	Allocation of Purchase Payments	13

Section 6.	Separate Account	13

	General	13
	Investment Allocations to the Separate Account	14
	Valuation of Assets	14
	Accumulation Unit	14
	Net Return Factor for Each Valuation Period	14
	Administrative Charge	15
	Mortality Risk Charge	15
	Expense Risk Charge	15
	Mortality and Expense Guarantee	15

	3

		Page

Section 7. AG Account		15

	AG Account Guaranteed Interest Rate	15
	Deposit Period	15
	Guaranteed Term	15
	Guaranteed Term(s) Groups	15
	Maturity Date	15
	Allocation of Net Purchase Payments to the AG Guaranteed Account	16
	AG Account Guaranteed Term Maturity Date and Maturity Value	16
	Withdrawals from the AG Account	16
	Reinvestment	17
	AG Account Market Value Adjustment (Factor)	17

Section 8. Certificate Holder's Account Value; Transfers and Withdrawals
During the Accumulation Period		18

	Certificate Holder's Account Value	18
	Transfers During the Accumulation Period	18
	Withdrawals During the Accumulation Period	19
	Deferred Sales Charge	19
	Waiver of Deferred Sales Charge	19
	Payment of Adjusted Certificate Holder Account Value	19
	Systematic Withdrawal Option (SWO)	20

Section 9.	Maintenance Charge	21

	Maintenance Charge	21

Section 10. Proceeds Payable on Death		21

	Death of the Certificate Holder Prior to the Annuity Date	21
	Death Benefit Amount Prior to the Annuity Date	21
	Death Benefit Payment Methods	23
	Death of Certificate Holder On or After the Annuity Date	23
	Death of the Annuitant	23

Section 11. Delay of Payments		24

	Delay of Payments	24

Section 12. Annuity Provisions		24

	Designation of Annuitant	24
	Terms of Annuity Options	25
	Annuity Unit	26
	Annuity Unit Value	26
	Annuity Net Return Factor	26

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     Annuity Options 27

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Contract Schedule

Separate Account

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Separate Account:	Variable Account B

Charges to the	A daily charge is deducted from the assets of the Separate
Separate Account:	Account. The deduction is the daily equivalent of the
	annual effective percentage shown below:

	(a)	During the Accumulation Period:

		Administrative Charge	0.15%
		Mortality Risk Charge	0.35%
		Expense Risk Charge	0.90%
		TOTAL Separate Account Charges
		During Accumulation Period	1.40%

	(b)	During the Annuity Period

		Administrative Charge Not To Exceed	0.25%
		Mortality Risk Charge	0.35%
		Expense Risk Charge	0.90%
		TOTAL Maximum Separate Account Charges
		During Annuity Period	1.50%

AICA Guaranteed Account (AG Guaranteed Account)

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Minimum Guaranteed	3.0%
Interest Rate
(effective annual rate
of return):

Separate Account and AG Account

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Minimum Initial	$1,500
Purchase Payment:

Minimum Subsequent	$500 or $50 per month if paid by an automatic check plan
Purchase Payment:

Maximum Subsequent	$1,000,000 without home office approval
Purchase Payment:

Transfers:	We allow an unlimited number of transfers during the
Accumulation Period. Twelve (12) transfers in any
calendar year are free. Thereafter, We reserve the right
to charge a transfer charge up to $10 for each subsequent
transfer.

5

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Maintenance Charge:	The annual maintenance charge is $30.	If the Certificate
Holder's Account is $50,000 or more on the date the
maintenance charge is to be deducted, the maintenance
charge is $0.

Deferred Sales	For each withdrawal from a Certificate Holder's Account, a
Charge:	deferred sale charge for each Net Purchase Payment will be
determined as follows:

	Years from Receipt of	Deferred
	Net Purchase Payment	Sales Charge

	0-1	7%
	1-2	6%
	2-3	5%
	3-4	4%
	4-5	3%
	5-6	2%
	6-7	1%
	7+	0%

Waiver of Deferred	Section 8.05 provides for the following:
Sales Charge:

(c)	At least 12 months after the date of the first Purchase Payment in an amount equal to or less than 15% of the Certificate Holder's Account Value.
(d)	For a full withdrawal where the Certificate Holder's Account Value does not exceed $2,500 and no

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	withdrawals have been taken from the Certificate
	Holder's Account within the prior 12 months.

Systematic	(a) Specified Payment - Maximum Percentage:	10%
Withdrawal Option:
	(b) Specified Period - Minimum Period:	10 years

	(c) Specified Percentage - Maximum Percentage:	10%

Death Benefit Factor: 4%

Death Benefit	There is no maximum death benefit amount.
Maximum Amount:

Death Benefit	85 years
Maximum Age:

Fund for Allocation	Federated Prime Money Fund II
of Excess Guaranteed
Death Benefit Value:

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Latest Annuity Date: The Certificate Holder's 90th birthday.

Fixed Annuity

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Minimum Guaranteed	3.0%
Interest Rate
(effective annual rate
of return):

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Section 1. Definitions

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  Accumulation Period - The period during which one or more Net Purchase

Payments applied to a Certificate Holder's Account accumulate to provide future Annuity payments.

1.02

Accumulation Unit - A measure of the net investment results for each variable investment option during the Accumulation Period. The Accumulation Units for the applicable Funds are used to calculate the portion of a Certificate Holder's Account Value attributable to a Separate Account during the Accumulation Period.

1.03	Adjusted Certificate Holder Account Value - The Certificate Holder's Account Value, plus or minus any aggregate AG Account Market Value Adjustment.
1.04	AICA Guaranteed Account (AG Account) - An investment option where We guarantee specified rate(s) of interest for specified periods of time.

The AG Account is a separate account established by Us in accordance with the provisions of the Connecticut General Statutes Section 38a-433. Certificate Holders do not participate in the investment gain or loss from the assets held in the AG Account. Assets in the AG Account may be charged with liabilities arising out of any other business We may conduct.

1.05	Annuitant - The natural person on whose life an Annuity payment is based.
1.06	Annuity - A series of payments We make for life, a definite period or a combination of the two.
1.07	Annuity Date - The date on which Annuity payments commence.
1.08	Annuity Options - Annuity payment methods available during the Annuity Period.
1.09	Annuity Period - The period of time during which Annuity payments are made.
1.10	Annuity Unit - A measure of the net investment results for each variable investment option during the Annuity Period. Annuity Units are used to calculate the amount of each variable Annuity payment.
1.11

Beneficiary - The person(s) entitled to receive any death benefit under the Certificate Holder's Account. Upon the death of a joint Certificate Holder, the surviving joint Certificate Holder, if any, is

treated	as the Beneficiary. Any other Beneficiary designation on
record	with Us at the time of death is treated as a contingent
Beneficiary.
1.12	Certificate - The document issued to a Certificate Holder to evidence
a	Certificate Holder's Account established under the group Contract.

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1.13

Certificate Holder - A person who has established a Certificate Holder's Account under a group Contract. We reserve the right to limit ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder shall be a joint Certificate Holder. Any joint Certificate Holder must be the spouse of the other joint Certificate Holder. Joint Certificate Holders have joint ownership rights and both must authorize any exercising of those ownership rights unless otherwise allowed by Us. If the Certificate Holder's Account is owned by a nonnatural person, the death benefit will be paid at the death of the Annuitant and a new Annuitant may not be named.

1.14	Certificate Holder's Account - A record We establish for each Certificate Holder to maintain values under a group Contract.
1.15	Certificate Holder's Account Value - The dollar value as of any Valuation Period of all amounts accumulated in a Certificate Holder's Account.
1.16	Contract - This agreement between the Group Contract Holder and Us.
1.17

Dollar Cost Averaging - A program that permits the Certificate Holder to systematically transfer amounts from any of the Funds and the one-year guaranteed term of the AG Account to any of the Funds. Dollar Cost Averaging is not available if the Systematic Withdrawal Option is in effect.

1.18	Effective Date - The date a Certificate is issued to a Certificate Holder.
1.19	Fund - One of the variable investment options which may be selected by a Certificate Holder.
1.20	General Account - The General Account is made up of all of our general assets other than those allocated to the separate accounts.
1.21	Group Contract Holder - The entity to which a group Contract is issued.
1.22	Home Office - Our headquarters, located at 151 Farmington Avenue,
Hartford,	CT 06156.
1.23	Market Value Adjustment - An adjustment that may apply to a withdrawal
made	from the AG Account before the end of a guaranteed term as stated
in	Section 7.10.
1.24	Net Purchase Payment - The Purchase Payment less premium taxes, if applicable.
1.25	Purchase Payment - The gross payment accepted by Us and allocated to
the	Certificate Holder's Account. We reserve the right to refuse to
accept	any Purchase Payment at any time for any reason.

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1.26

Separate Account - A separate account that buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to Our other income, gains or losses. We own the assets held in the Separate Account and are not a trustee as to such amounts. The Separate Account generally is not guaranteed and is held at market value. The name of the Separate Account is shown on the Contract Schedule. The assets of the Separate Account, to the extent of reserves and other Contract liabilities of the Separate Account, will not be charged with Our other liabilities.

1.27

Valuation Period - The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such business day, or such other day that one or more of the Funds determines its net asset value. The assets of the Separate Account are not chargeable with the liabilities arising out of any other business We may conduct.

1.28	Variable Annuity Contract - An Annuity Contract providing for the accumulation of value and/or for Annuity payments which vary in amount based on investment results.

Section 2. General Provisions

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  The Contract - The entire Contract consists of this Contract and any endorsements attached or subsequently issued.

2.02	Certificates - A Certificate is issued to each Certificate Holder whose Purchase Payment(s) is accepted by Us. The Certificate evidences a Certificate Holder's Account established under the Contract.

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Certificates are not part of the Contract.

2.03	Nonparticipating Contract - Neither the Group Contract Holder, Certificate Holder nor any Beneficiary have a right to share in our earnings.
2.04

Misstatements and Adjustments - If We learn that the age of any Annuitant or second Annuitant is misstated, the correct age will be used to adjust payments. We reserve the right to request reimbursement or adjust future payments for any amount overpaid. We will pay the amount of any underpayment.

2.05	Reports - We furnish each Certificate Holder with a report showing the Certificate Holder's Account Value at least once each calendar year.
We also furnish an annual report of the Separate Account.
2.06	Premium Taxes - Any premium taxes paid to any governmental entity are charged against Purchase Payments or a Certificate Holder's Account.

We may, at our sole discretion, pay premium taxes when due and deduct that amount from the Certificate Holder's Account at a later date. Payment at an earlier date does not waive any right We may have to deduct amounts at a later date.

2.07	Protection of Proceeds - To the extent permitted by law, all payments under this Contract to a Certificate Holder or Beneficiary shall be free from legal process and the claim of any creditor.

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2.08	Evidence of Survival - The Company may require satisfactory evidence
	of	the continued survival of any person(s) on whose life Annuity
	payments	are based.
2.09	Proof of Age - The Company may require evidence of age of any
	Annuitant	under Annuity Options 2 and 3 and of the designated second
	Annuitant	under Annuity Option 3.
2.10	Change of Contract - Only our authorized officers may change the terms
	of	this Contract. We will notify the Group Contract Holder in writing
	at	least 30 days before the effective date of any change. Any change
	will	not affect the amount or terms of any Annuity which begins before
	the	change.
	We	may make any change that affects the AG Account Market Value
	Adjustment	with at least thirty (30) days' advance written notice to
	the	Group Contract Holder and the Certificate Holder. Any such change
	shall	become effective for any new guaranteed term and will apply to
	all	present and future Certificate Holders' Accounts.
	We	reserve the right to change the terms of the Systematic Withdrawal
	Option	for future elections and discontinue the availability of this option.
	Any	change to any of the following provisions under this Contract will
	not	apply to Certificate Holder's Accounts in existence before the
	effective	date of the change:
	(a)	Net Purchase Payment (1.24)
	(b)	AG Account Guaranteed Interest Rate (7.01)
	(c)	Net Return Factor (6.05)
	(d)	Certificate Holder's Account Value (1.15)
	(e)	Deferred Sales Charge (8.04)
	(f)	Annuity Unit Value (12.04)
	(g)	Annuity Options (12.06)
	(h)	Fixed Annuity Interest Rates (12.01)
	(i)	Transfers (8.02).
	Any	change that affects the Annuity Option and the tables for the
	Annuity	Options may be made:
	(a)	No earlier than twelve (12) months after the Effective Date; and
	(b)	No earlier than twelve (12) months after the effective date of any prior change.
	Any	Certificate Holder's Account established on or after the effective
	date	of any change will be subject to the change. If the Group
	Contract	Holder does not agree to any change under this provision, We
	reserve	the right to not allow any new Certificate Holder's Accounts
	to	be established under this Contract. This Contract may also be
	changed	as deemed necessary by Us to comply with federal or state law.

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Section 3. Ownership

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  Group Contract Holder - The Group Contract Holder has title to the

Contract. The Contract and any amounts accumulated thereunder are not subject to the claims of the Group Contract Holder nor any of its

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creditors.

3.02	Certificate Holder Rights - The Certificate Holder has all interest
	and	right to amounts held in his or her Certificate Holder's Account.
	The	Certificate Holder and any joint Certificate Holder are named on
	the	Specifications page. The Certificate Holder and any joint
	Certificate	Holder may exercise all the rights under the Certificate
	Holder's	Account, subject to the rights of:
	(a)	Any assignee under an assignment filed at our home office; and
	(b)	Any irrevocably named Beneficiary.
	Upon	the death of a Certificate Holder prior to the Annuity Date, a
	spousal	Beneficiary may elect to continue the Certificate Holder's
	Account	in his or her own name and retain all ownership rights and
	privileges	or take distribution of the death benefit as defined in
	Section	10.
3.03	Transfer of Ownership - The Group Contract Holder may transfer
	ownership	of this Contract. A written request, dated and signed, must
	be	filed at our home office.
	Any	transfer of ownership terminates the interest of any existing
	Group	Contract Holder. It does not change the rights of any
	Certificate	Holder.
	A	Certificate Holder may transfer all of his or her rights under the
	Contract.	We reserve the right not to accept an assignment or transfer
	to	a nonnatural person. A written request, dated and signed by the
	Certificate	Holder and any joint Certificate Holder, must be filed at
	our	home office. After the transfer is recorded, it will take effect
	as	of the date the request was signed. Any such transfer terminates
	the	interest of any existing Certificate Holder. It does not change
	the	Beneficiary, nor transfer the Beneficiary's interest. A transfer
	will	not affect any payments We may make or actions We may take before
	such	transfer has been recorded at our home office.

Section 4. Beneficiary Provisions

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  Beneficiary - The Certificate Holder may name a Beneficiary and a contingent Beneficiary. At the death of the Certificate Holder prior to the Annuity Date, the Beneficiary(ies) named in our records will receive a death benefit as stated in Section 10. Upon the death of either joint Certificate Holder prior to the Annuity Date, the surviving joint Certificate Holder, if any, will be treated as the designated Beneficiary and any other Beneficiary designation on record with Us at the time of death is treated as a contingent Beneficiary. If the Certificate Holder is a nonnatural person, the death benefit will be paid at the death of the Annuitant.

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4.02

Change of Beneficiary - The Certificate Holder may change the Beneficiary. A written request, dated and signed by the Certificate Holder, must be filed at our home office. If there are joint Certificate Holders, both must sign the request. After the change is recorded, it will take effect as of the date the request was signed.

If the request reaches our home office and is recorded after the Certificate Holder dies, but before any payment is made, the change is valid.
4.03

Death of Beneficiary - If all of the Beneficiaries and contingent Beneficiaries die prior to the Certificate Holder's death, We pay the death benefit in one sum to the Certificate Holder's estate. If the Certificate Holder is a nonnatural person, and all of the Beneficiaries and contingent Beneficiaries die prior to the Annuitant's death, We will pay the death benefit in one sum to the Certificate Holder.

Section 5. Purchase Payments

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  Purchase Payments - Subject to the maximum and minimum shown on the

Contract Schedule, the Certificate Holder may determine the amount and frequency of Purchase Payments. We reserve the right not to accept any Purchase Payment. We will declare from time to time the acceptability of additional Purchase Payments.

5.02	Allocation of Purchase Payments - The Certificate Holder may elect to
	have	each Net Purchase Payment accumulate:
	(a)	On a variable basis invested in shares of one or more Funds in which the Separate Account invests;
	(b)	For guaranteed terms offered in the current deposit period(s) under the AG Account; or
	(c)	In a combination of any of the available investment options.
	Net	Purchase Payments must be allocated in whole percentages. For
	subsequent	Purchase Payments, if no allocation instructions are

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received with the Purchase Payment, the allocation will be as indicated in the most recent directive from the Certificate Holder. If the same guaranteed term(s) are not available, the next shortest will be used. If no shorter guaranteed term is available, the next longer guaranteed term will be used.

Section 6. Separate Account

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  General - The assets of the Separate Account, equal to the reserves and other Contract liabilities that depend on the investment performance of the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. Income, gains or losses of the Separate Account, realized or unrealized, are credited to or charged against the assets of the Separate Account without regard to Our other income, gains or losses.

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6.02	Investment Allocations to the Separate Account - The assets of the
	Separate	Account are segregated by Fund. If the shares of any Fund are
	no	longer available for investment by the Separate Account or if in
	our	judgment, further investment in such shares should become
	inappropriate	in view of the purpose of the Contract, We may cease to
	make	such Fund shares available for investment under the Contract
	prospectively,	or We may substitute shares of another Fund for shares
	already	acquired. We may also, from time to time, add additional
	Funds.	Any elimination, substitution or addition of Funds will be done
	in	accordance with applicable state and federal securities laws. We
	reserve	the right to substitute shares of another Fund for shares
	already	acquired without a proxy vote.
6.03	Valuation of Assets - The shares of the Funds will be valued at their
	net	asset value at the end of each Valuation Period.
6.04	Accumulation Unit - A Net Purchase Payment that is allocated to one or
	more	Funds is credited to the Certificate Holder's Account as
	Accumulation	Units. The number of Accumulation Units credited is
	determined	by dividing the applicable portion of the Net Purchase
	Payment	by the Accumulation Unit value for the appropriate Fund. The
	Accumulation	Unit value used is that which is computed for the next
	Valuation	Period after which the Purchase Payment is received at our
	home	office. Accumulation Units attributable to the initial Purchase
	Payments	will be credited within two business days of acceptance.
	Accumulation	Unit values may increase or decrease from Valuation
	Period	to Valuation Period.
6.05	Net Return Factor for Each Valuation Period - The value of an
	Accumulation	Unit for any Valuation Period is calculated by
	multiplying	the Accumulation Unit value for the immediately preceding
	Valuation	Period by the net return factor of the appropriate Fund for
	the	current period.
	The	net return factor for each Fund is equal to 1.0000000 plus the net
	return	rate.
	The	net return rate equals:
	(a)	The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus
	(b)	The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
	(c)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by
	(d)	The total value of the Funds(s) Accumulation Units and Fund(s) Annuity Units of the Separate Account at the start of the Valuation Period; minus
	(e)	A daily actuarial charge as shown on the Contract Schedule for Annuity mortality and expense risks and profit and a daily administrative charge.
	The	net return rate may be more or less than zero (0) percent.
	The	value of a share of the Fund is equal to the net assets of the
	Fund	divided by the number of shares outstanding.

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6.06	Administrative Charge - We deduct an administrative charge equal, on an annual basis, to the amount shown on the Contract Schedule.
6.07	Mortality Risk Charge - We deduct a mortality risk charge equal, on an annual basis, to the amount shown on the Contract Schedule.
6.08	Expense Risk Charge - We deduct an expense risk charge equal, on an annual basis, to the amount shown on the Contract Schedule.
6.09	Mortality and Expense Guarantee - We guarantee that the dollar amount

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of each Annuity payment after the first will not be affected by variations in mortality or expense experience.

Section 7. AG Account

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  AG Account Guaranteed Interest Rate - All amounts allocated to the AG

Account earn a rate of interest that is guaranteed for a specified period of time. The rate will be credited daily and will never be less than the minimum guaranteed interest rate shown on the Contract Schedule. We determine the rate and it is not based on investment experience.

For guaranteed terms of one year or less, one guaranteed interest rate is credited for the full guaranteed term. For longer guaranteed terms, an initial guaranteed interest rate is credited from the date of deposit to the end of a specified period within the guaranteed term. There may be different guaranteed interest rate(s) declared for subsequent specified time intervals throughout the guaranteed term.

7.02

Deposit Period - A calendar week, a calendar month, a calendar quarter, or any other period of time We specify during which Net Purchase Payment(s), transfers and reinvestments are accepted into the AG Account for one or more guaranteed terms. We reserve the right to extend the deposit period.

7.03

Guaranteed Term - The period of time for which AG Account guaranteed interest rates are guaranteed on Net Purchase Payments. Transfers and reinvestments are made into a current deposit period for the AG

Account. Such period begins on the day following the close of the deposit period and ends on the designated Maturity Date. Guaranteed terms, if any, are offered at our discretion for various lengths of time ranging up to and including ten years.

During a deposit period, We may make available any number of guaranteed terms. The Certificate Holder may allocate Net Purchase Payments and transfers into any or all of the available guaranteed terms.

7.04	Guaranteed Term(s) Groups - All AG Account guaranteed term(s) with the same length of time from the close of the deposit period until the designated Maturity Date.
7.05	Maturity Date - The last day of a guaranteed term.

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7.06	Allocation of Net Purchase Payments to the AG Account - When the
	Certificate	Holder wishes to allocate all or any portion of a Net
	Purchase	Payment to the Guaranteed Account, he or she must tell Us the
	percentage	to apply to one or more of the AG Account guaranteed
	term(s)	available during the current deposit period. If no allocation
	instructions	are received, a Net Purchase Payment is allocated as
	indicated	in the most recent directive from the Certificate Holder. If
	the	same guaranteed term is not available for any amount allocated to
	the	AG Account, We will allocate the amount to the next shortest
	guaranteed	term available. If no shorter guaranteed term is available,
	We	will allocate it to the next longest guaranteed term.
7.07	AG Account Guaranteed Term Maturity Date and Maturity Value - On the
	maturity	date, the value of the total of all amounts allocated to that
	guaranteed	term is called the maturity value.
	When	Certificate Holders have assets in the AG Account, at least
	eighteen	(18) days before a maturity date, We notify them of the:
	(a)	Projected maturity value; and
	(b)	Guaranteed terms and the applicable guaranteed interest rates available during the current deposit period.
	When	no allocation instructions are received and the assets in a
	guaranteed	term have been reinvested by Us in another guaranteed term
	on	the maturity date, the Certificate Holder may transfer or withdraw,
	during	the month following the maturity date, the reinvested amount
	with	interest earned (as of the date the request is received at our
	home	office) without incurring a Market Value Adjustment. This
	transaction	is allowed only once for each maturity date, regardless of
	whether	the transfer or withdrawal is partial or full.
7.08	Withdrawals and Transfers from the AG Account - When the Certificate
	Holder	requests a withdrawal or transfer from the AG Account, if
	instructions	are not provided by the Certificate Holder, amounts are
	withdrawn	on a pro rata basis from the guaranteed term(s) groups in
	which	the Certificate Holder's Account is currently invested. Within a
	guaranteed	term group, the amount to be withdrawn will be withdrawn
	first	from the oldest deposit period. Withdrawals or transfers from an
	AG	Account guaranteed term before the maturity date are subject to a
	Market	Value Adjustment, except for:
	(a)	A one month period following the maturity date described in 7.07;
	(b)	Transfers under the Dollar Cost Averaging program; and
	(c)	Withdrawals under the Systematic Withdrawal Option described in

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Section 8.07.

Only a positive Market Value Adjustment will apply to amounts transferred from the AG Account when the Certificate Holder elects
Annuity Option 2 or 3.


7.09

Reinvestment - We will mail a notice to the Certificate Holder before a guaranteed term's maturity date. This notice will contain the guaranteed terms available during the current deposit periods with their guaranteed interest rate(s) and projected maturity value. If no specific direction is given by the Certificate Holder prior to the maturity date, each maturity value will be reinvested in the current deposit period for a guaranteed term of the same duration. If a guaranteed term of the same duration is unavailable, each matured term value will automatically be reinvested in the current deposit period for the next shortest guaranteed term available. If no shorter guaranteed term is available, the next longer guaranteed term will be used. We will mail a confirmation statement to the Certificate Holder after the maturity date. This notice will state the guaranteed term and guaranteed interest rate(s) which will apply to the reinvested matured term value.

7.10

AG Account Market Value Adjustment (Factor) - The Market Value Adjustment factor (MVA factor) reflects any change in interest rates from the time assets are allocated to the AG Account to the time they are transferred or withdrawn. Except as noted in Section 7.09, 10.02 and 12.01, an MVA factor is applied to any amount withdrawn or transferred from the AG Account before the end of a guaranteed term.

The amount withdrawn from the AG Account is multiplied by the MVA factor which is calculated as follows:

x
---
365

(1+i)
------------
x
---
365
(1+j)

Where:

i	is the Deposit Period Yield
j	is the Current Yield
x	is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the guaranteed Term.

Determination of MVA factor parameters:

A yield is computed at the close of the last business day of each week of the deposit period. The yield will equal the average of the yields on U.S. Treasury Notes which matured during the last three months of the applicable guaranteed term.

The deposit period yield is the average of those yields for the deposit period. If withdrawal is made prior to the close of the deposit period, it is the average of those yields on each week preceding withdrawal.

The current yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the deposit period yield.


If no U.S. Treasury Notes matured during the last three months of the guaranteed term, We reserve the right to use the average of the yields on U.S. Treasury Notes that mature during a following quarter.

Section 8. Certificate Holder's Account Value; Transfers and Withdrawals During the Accumulation Period

  --------------------------------------------------------------------------------

  Certificate Holder's Account Value - The value of a Certificate

Holder's Account is determined by adding the value of the total of Accumulation Units attributed to the selected Fund(s) to the value of any amounts attributed to the AG Account.

8.02	Transfers During the Accumulation Period - Before the Annuity Date,
	the	Certificate Holder may transfer from any Fund or guaranteed term
	of	the AG Account to:
	(a)	Any other Fund; or
	(b)	Any guaranteed term of the AG Account available in the current

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deposit period.

Transfer requests can be submitted as a percentage or as a dollar amount. We may establish a minimum transfer amount. Within a guaranteed term group, the amount transferred is withdrawn first from the oldest deposit period, then from the next oldest, and so on until the amount requested is satisfied.

The Certificate Holder may make an unlimited number of transfers during the Accumulation Period. The number of free transfers allowed is shown on the Contract Schedule. Transfers in excess of that number may be subject to the transfer charge shown on the Contract Schedule. Transfers under the Dollar Cost Averaging program do not count toward the annual limit. Transfers of a matured term value from the AG Account on or within one calendar month after a guaranteed term's maturity date do not count against the annual transfer limit.

Amounts applied to guaranteed terms of the AG Account may not be transferred to the Funds or to another guaranteed term during the deposit period or for 90 days after the close of the deposit period except for (1) matured term value(s) during the calendar month following the guaranteed term's maturity date; (2) amounts applied to an annuity option; (3) transfers from the one-year guaranteed term under the Dollar Cost Averaging program; and (4) amounts distributed under the Systematic Withdrawal Option.

Except as noted in Section 7.09, 10.02 and 12.01, transfers from guaranteed terms of the AG Account before the Maturity Date are subject to a Market Value Adjustment.


8.03	Withdrawals During the Accumulation Period - The Certificate Holder
	may	withdraw all or a portion of the Certificate Holder's Account
	Value	during the Accumulation Period by properly completing a
	withdrawal	request form. Withdrawal requests can be submitted as a
	percentage	or as a specific dollar amount. Net Purchase Payment
	amounts	are withdrawn first, and then the excess value, if any. For
	any	partial withdrawal, if instructions are not provided by the
	Certificate	Holder, amounts are withdrawn on a pro rata basis from the
	Fund(s),	and/or the guaranteed term(s) groups in which the Certificate
	Holder's	Account is currently invested. Within a guaranteed term
	group,	the amount to be withdrawn will be withdrawn first from the
	oldest	deposit period, then from the next oldest, and so on until the
	amount	requested is satisfied.
	After	deduction of the maintenance charge, if applicable, the
	withdrawn	amount shall be reduced by the applicable deferred sales
	charge	and any applicable premium taxes.
8.04	Deferred Sales Charge - The deferred sales charge only applies to the
	portion	of the amount withdrawn attributable to Net Purchase
	Payment(s)	and varies according to the elapsed time since receipt of
	the	Purchase Payment. The deferred sales charge is shown on the
	Contract	Schedule.
8.05	Waiver of Deferred Sales Charge - No deferred sales charge is deducted
	when	a Certificate Holder's Account Value is paid:
	(a)	To a Beneficiary as a death benefit, except for Purchase Payments made by a surviving joint Certificate Holder as described in Section 10.02(b);
	(b)	As a premium for an Annuity Option;
(c)

At least the number of months, as shown on the Contract Schedule, after the date of the first Purchase Payment and in an amount equal to or less than the percentage of the Certificate Holder's Account Value as shown on the Contract Schedule. This applies to the first withdrawal request, partial or full, in a calendar year.

The Certificate Holder's Account Value is calculated as of the date the withdrawal request is received in good order at our home office. This waiver is not available to the Certificate Holder while a SWO is in effect;

(d)

For a full withdrawal where the Certificate Holder's Account Value does not exceed the amount shown on the Contract Schedule and no withdrawals have been taken from the Certificate Holder's Account within the prior 12 months;

	(e)	For a distribution made by Us under Section 8.06; or
	(f)	For a distribution which is part of a SWO under Section 8.07.
	We	reserve the right to allow the proceeds of a total withdrawal to be
	reinstated	under the terms and conditions as established by Us from
	time	to time.
8.06	Payment of Adjusted Certificate Holder Account Value - Upon 90 day's
	written	notice to the Certificate Holder, We will terminate any
	Certificate	Holder's Account if the Certificate Holder's Account Value
	becomes	less than $1,500 immediately following any partial withdrawal.
	We	do not intend to exercise this right in cases where the Certificate
	Holder's	Account Value is reduced to $1,500 or less solely due to
	investment	performance. When We make a distribution pursuant to this
	provision,	the deferred sales charge will not be deducted.

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

8.07	Systematic Withdrawal Option (SWO) - We will allow the Certificate
	Holder	to establish a schedule of withdrawals to be made automatically
	from	the Certificate Holder's Account Value. All distributed amounts
	will	be withdrawn on a pro rata basis from the Fund(s) and/or the
	guaranteed	term(s) groups of the AG Account in which the Certificate
	Holder's	Account is invested.
	The	Certificate Holder must elect one of the following SWO methods:
(a)

Specified Payment: Payments of a designated dollar amount. The annual amount may not be greater than the percentage of the Certificate Holder's Account Value at time of the election as shown on the Contract Schedule. This annual dollar amount will remain constant. At our discretion, We may require a minimum payment amount; or

(b)

Specified Period: Payments which are made over a period of time which must be at least the minimum period as shown on the Contract Schedule. The annual amount paid each year is calculated by dividing the Certificate Holder's Account Value as of December 31 of the prior year by the number of payment years remaining; or

(c)

Specified Percentage: Payment of a designated percentage which cannot be greater than the percentage of the Certificate Holder's Account Value at the time of election as shown on the Contract Schedule. The percentage may be changed by written request. We reserve the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Certificate Holder's Account Value as of December 31 of the year prior to the payment by the designated percentage.

	SWO	payments will cease at the Certificate Holder's death (or if the
	Certificate	Holder is a nonnatural person, at the death of the
	Annuitant)	. A beneficiary may elect to continue SWO as provided in
	Section	10.01.
	In	our discretion, We may require a minimum initial Certificate
	Holder's	Account Value for election of this option. SWO may be elected
	by	submitting a completed and signed election form to Us. Once
	elected,	this option may be revoked by submitting a written request to
	Us.	SWO may be elected only once by the Certificate Holder or by a
	spousal	Beneficiary.
	Certificate	Holders should consult their tax adviser prior to
	requesting	this distribution option. We are not responsible for any
	adverse	tax consequences due to a Certificate Holder's receiving SWO
	payments.	A ten (10) percent penalty tax may apply to distributions to
	a	Certificate Holder who has not reached age 59 1/2. Upon death of the
	Certificate	Holder, any payments will be made under the terms of
	Section	10.
	Dollar	Cost Averaging is not available to Certificate Holders who have
	elected	SWO.


Section 9. Maintenance Charge

  -------------------------------------------------------------------------------

  Maintenance Charge - We will deduct an annual maintenance charge as shown in the Contract Schedule from the Certificate Holder's Account during the Accumulation Period. We will deduct the maintenance charge on the anniversary of the Effective Date of the Certificate for the Certificate Holder's Account. This maintenance charge is also deducted upon withdrawal of the entire Adjusted Certificate Holder's Account. The maintenance charge is deducted proportionately from each investment option used.

Section 10. Proceeds Payable on Death

  --------------------------------------------------------------------------------

  Death of the Certificate Holder Prior to the Annuity Date - In the

event of the death of the Certificate Holder or a joint Certificate Holder prior to the Annuity Date, a death benefit is payable to the Beneficiary(ies) designated by the Certificate Holder. Upon the death of a joint Certificate Holder, the surviving joint Certificate Holder, if any, will be treated as the designated Beneficiary. Any other Beneficiary designation on record with Us at the time of death will be treated as a contingent Beneficiary. If the Certificate Holder is a nonnatural person, the death benefit will be payable to the Beneficiary(ies) at the death of the Annuitant.

A Beneficiary may request We pay the death benefit under one of the methods described in Section 10.03. If the Beneficiary is the spouse of the Certificate Holder, or the spouse of the Annuitant if the
Certificate Holder is a nonnatural person, he or she may elect to

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continue the Certificate Holder's Account in his or her own name and exercise all the Certificate Holder's rights under the Contract.

10.02	Death Benefit Amount Prior to the Annuity Date -
	(a)	Except as set forth below, the amount of the guaranteed death
		benefit	value is equal to the greater of:
		(i)	The Certificate Holder's Account Value at the end of the Valuation Period during which We receive at our home office due proof of death and election of the type of payment to be made; or
		(ii)	The death benefit determined as of the Valuation Period corresponding to the date of death.

Until the first Effective Date anniversary, the death
benefit is equal to the Purchase Payments made by the
Certificate Holder prior to the Effective Date anniversary
less any withdrawals and any amounts applied to an Annuity
Option.

For each Certificate year thereafter, the death benefit
during the Certificate year equals the death benefit at the
beginning of the Certificate year plus Purchase Payments
made during the year less any withdrawals and any amounts
applied to an Annuity Option.


On each Effective Date anniversary, the death benefit is
determined as follows:

(A)	The death benefit on the previous Effective Date anniversary increased by the death benefit factor shown on the Contract Schedule; plus
(B)

Purchase Payments made by the Certificate Holder during the Certificate year increased by the death benefit factor shown on the Contract Schedule for the portion of the year since the Purchase Payment was made; less

(C)

Any withdrawals or amounts applied to an Annuity Option during the Certificate year increased by the death benefit factor shown on the Contract Schedule for the portion of the Certificate year since the withdrawal or election of Annuity option; or

(iii)

The Certificate Holder's Account Value on the most recent seventh year anniversary of the Effective Date plus any Purchase Payments made after such Effective Date anniversary less any withdrawals and any amounts applied to an Annuity Option.

Notwithstanding the foregoing, the death benefit under (ii) or
(iii) will not exceed the death benefit maximum amount shown on the Contract Schedule.

The death benefit calculation described in (ii) and (iii) above, applies until the Certificate Holder reaches the death benefit maximum age shown on the Contract Schedule. If the Certificate
Holder is a nonnatural person, death provisions will be based on the age of the Annuitant. Thereafter, the death benefit is only adjusted for Purchase Payments, withdrawals and amounts applied to
Annuity Options. If the Certificate Holder reaches the death benefit maximum age shown on the Contract Schedule prior to the seventh anniversary of the Effective Date, the death benefit will be the greater of (i) or (ii) above.

The excess, if any, of the guaranteed death benefit value over the
Certificate Holder's Account Value is determined when we receive at our home office due proof of death and allocated to the Fund shown on the Contract Schedule. The Certificate Holder's Account
Value plus any excess amount deposited becomes the Certificate
Holder's Account Value.

(b)

In the case of a spousal Beneficiary who continued the Certificate Holder's Account in his or her own name, the death benefit shall be equal to the Adjusted Current Value less any applicable deferred sales charge on any Purchase Payment made after We have received at our home office due proof of death of the joint Certificate Holder (or Annuitant, if applicable).

When the Beneficiary withdraws or transfers all or any portion of the death benefit in the AG Account within six months after the date of death, the amount withdrawn or transferred from the AG Account will be the greater of:

(1) The aggregate Market Value Adjustment amount (the amount resulting from the application of relevant Market Value Adjustment factors); or

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(2) The applicable portion of Certificate Holder's Account Value in the AG Account.


After the six-month period, when the Beneficiary withdraws or transfers all or any portion of the death benefit in the AG Account, the amount will be equal to the aggregate Market Value Adjustment amount. Only a positive market value adjustment will apply, however, to amounts transferred from the AG Account when the Beneficiary elects Annuity Option 2 or 3.

At the death of a spousal Beneficiary who continued the Certificate Holder's Account in his or her own name, when the Beneficiary withdraws or transfers all or any portion of the death benefit in the AG Account, the amount will be equal to the Aggregate Market Value Adjustment amount.

10.03

Death Benefit Payment Methods - A non-spousal Beneficiary must elect the death benefit to be paid under one of the following methods in the event of the death of the Certificate Holder prior to the Annuity Date:

Method 1 - Lump sum payment of the death benefit; or
Method 2 - The payment of the entire death benefit within five years of the date of the Certificate Holder's death; or

Method 3 - Payment of the death benefit over the lifetime of the designated Beneficiary or over a period not extending beyond the life expectancy of the designated Beneficiary with distribution beginning within one year of the date of death of the Certificate Holder.

Any portion of the death benefit not applied under Method 3 within one year of the date of Certificate Holder's death, or the death of the Annuitant if the Certificate Holder is a nonnatural person, must be distributed within five years of the date of death.

A spousal Beneficiary may elect to continue the Certificate Holder's Account in his or her name, elect a lump sum payment of the death benefit, or apply the Adjusted Certificate Holder's Account Value to an Annuity Option.

10.04

Death of Certificate Holder On or After the Annuity Date - If the Certificate Holder who is not the Annuitant, dies on or after the Annuity Date, the remaining payments under the Annuity Option elected will be made to the Beneficiary at least as rapidly as under the

method	of distribution in effect at the Certificate Holder's death.
10.05	Death of the Annuitant - If the Annuitant, who is not a Certificate
Holder,	dies on or before the Annuity Date, a new Annuitant may be
named.	If no Annuitant is named, the Certificate Holder will be the
Annuitant.	If the Certificate Holder is a nonnatural person, the death
benefit	will be paid at the death of the Annuitant and no new
Annuitant	may be named. If the Annuitant dies after the Annuity Date,
the	death benefit, if any, will be payable to the Beneficiary as
specified	in the Annuity Option elected. We will require proof of the
Annuitant's	death. Death benefits will be paid at least as rapidly as
under	the method of distribution in effect at the Annuitant's death.


Section 11. Delay of Payments

  --------------------------------------------------------------------------------

  Delay of Payments - We will make any payments under this Contract within seven days after a request is received in good order. We reserve the right to suspend or postpone any type of payment from the Separate Account for any period when:

(a)	The New York Stock Exchange is closed for other than customary weekend and holiday closings;
(b)	Trading on the Exchange is restricted;
(c)	An emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Separate Account or determine their value; or
(d)	The Securities and Exchange Commission so permits delay for the protection of security holders.

The applicable rules of the Securities and Exchange Commission will govern as to whether the conditions in (b) or (c) exist.

We also reserve the right to delay any type of payment from the AG
Account for up to six months.

Section 12. Annuity Provisions
- -------------------------------------------------------------------------------

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12.01	Designation of Annuitant - The Certificate Holder and the Annuitant
	need	not be the same person. The Certificate Holder names the
	Annuitant	and during the Accumulation Period, may change the
	designated	Annuitant. We change the Annuitant when We receive a
	written	request in good order at our home office. We will not change
	the	Annuitant when Annuity payments have commenced.
	The	Certificate Holder elects an Annuity Option by telling Us to use
	all	or any portion of the Certificate Holder's Account Value (minus
	any	applicable premium taxes if not previously deducted) to purchase
	Annuity	payments under an Annuity Option. If the Certificate Holder
	elects	Annuity Option 1, the amount applied to purchase Annuity
	payments	will be equal to the Adjusted Certificate Holder's Account
	Value.	If the Certificate Holder elects Annuity Option 2 or 3, the
	amount	applied to purchase Annuity payments will be the greater of:
	(1)	The Adjusted Certificate Holder's Account Value; or
	(2)	The Certificate Holder's Account Value.
	When	an Annuity Option is chosen the Certificate Holder must designate
a:
	(a)	Fixed Annuity using the General Account;
	(b)	Variable Annuity using any of the Funds available during the Annuity Period; or
	(c)	Combination of (a) and (b).
	If	a fixed Annuity is chosen, We will calculate the amount using an
	interest	assumption no less than the percentage specified on the
	Contract	Schedule. We may calculate the amount using a higher interest rate.


If a variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, We will use an Assumed Annual Net Return Rate of 3.5%

Payments are made on a monthly basis to the Certificate Holder unless the Certificate Holder requests a different mode of payment.

Once elected, an Annuity Option may not be revoked, except for Option 1 when elected on a variable basis.

12.02	Terms of Annuity Options - The minimum first payment amount must be at
	least	$50 per month and at least $250 per year.
	If	the Certificate Holder elects a fixed Annuity and We determine that
	the	Certificate Holder would receive larger payments by applying the
	Certificate	Holder's Account Value, reduced by the deferred sales
	charge,	to a single premium immediate Annuity currently offered by Us,
	We	will make the larger payments.
	We	determine the first payment of a variable Annuity, or the payment
	amount	of a fixed Annuity, using the Annuitant's (and second
	Annuitant's	if applicable) adjusted age which We calculate as follows:
	(a)	If Annuity payments begin any time between July 1, 1992 and
		December	31, 1999, the adjusted age is the Annuitant's age as of
		the	birthday closest in time to the Annuity Date reduced by one
		(1)	year.
	(b)	If the Annuity begins any time between January 1, 2000 and
		December	31, 2009, the adjusted age is the Annuitant's age as of
		the	birthday closest in time to the Annuity Date reduced by two
		(2)	years.
	(c)	For each succeeding decade, the adjusted age is the Annuitant's
		age	as determined in (b), reduced by one additional year.
	The	Annuity rates for Options 2 and 3 are based on mortality from 1983
	Table	A.
	Assumed	Annual Net Return Rate is the interest rate used to determine
	the	amount of the first Annuity payment under a variable Annuity. The
	Separate	Account must earn this rate plus enough to cover the
	mortality	and expense risks charges (which may include profit) and
	administrative	charges if future variable Annuity payments are to
	remain	level.


The Certificate Holder must give written notice to Us at least 30 days before the Annuity payments begin, electing or changing:

(a)	The date on which Annuity payments are to begin;
(b)	The Annuity Option;
(c)	Whether the payments are to be made monthly, quarterly, semiannually or annually;
(d)	The investment options used to provide Annuity payments.

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The first Annuity payment may not be earlier than one (1) calendar year after the initial Purchase Payment, nor later than the later of the:

(a)	First day of the month following the Annuitant's birthday shown on the Contract Schedule; or
(b)	Tenth anniversary of the last Purchase Payment. In lieu of the election of an Annuity, the Certificate Holder may request a lump sum payment.
12.03	Annuity Unit - The number of Annuity Units per Fund is based on the
	amount	of the first variable Annuity payment which is equal to:
	(a)	The portion of the Certificate Holder's Account Value (minus any premium taxes) applied to pay a variable Annuity; divided by,
	(b)	1000; multiplied by,
	(c)	The payment rate for the Annuity Option chosen.
	Such	amount, or portion, of the variable Annuity payment will be
	divided	by the Annuity Unit value for the appropriate Fund on the
	tenth	Valuation Period before the due date of the first payment to
	determine	the number of each Fund's Annuity Units. The number of each
	Fund's	Annuity Unit remains fixed. Each future payment is equal to the
	sum	of the products of each Fund's Annuity Unit value multiplied by
	the	appropriate number of units. The Fund's Annuity Unit value on the
	tenth	Valuation Period prior to the due date of the payment is used.
12.04	Annuity Unit Value - For any Valuation Period, a Fund's Annuity Unit
	value	is equal to:
	(a)	The value for the previous Valuation Period; multiplied by,
	(b)	The Annuity Net Return Factor for the Valuation Period; multiplied by,
	(c)	A daily factor to reflect the Assumed Annual Net Return Rate (the factor for 3.5% per year is .9999058; for 5% per year it is .9998663).
	The	dollar value of a Fund(s) Annuity Unit values and payments may go
	up	or down due to investment gain or loss.
12.05	Annuity Net Return Factor - The Annuity net return factor is used to
	compute	all Separate Account Annuity payments for any Fund.


The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate. The net return rate is equal to:

(a)	The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus,
(b)	The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus,
(c)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by
(d)	The total value of the Fund(s) Accumulation Units and Fund(s) Annuity Units of the Separate Account at the start of the Valuation Period; minus,
(e)

A daily actuarial charge as shown of the Contract Schedule for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed the administrative charge as shown on the Contract Schedule.

The net return rate may be more or less than zero (0) percent.

The value of a share of the Fund is equal to the net assets of the
Fund divided by the number of shares outstanding.

12.06	Annuity Options
	Option	1 - Payments for a Stated Period of Time - An Annuity will be
	paid	for the number of years chosen. The number of years must be at
	least	5 and not more than 30.
	If	payments for this Annuity Option are made under a variable Annuity,
	the	present value of any remaining payments may be withdrawn at any time.
	Option	2 - Life Income - An Annuity will be paid for the life of the
	Annuitant.	If also chosen, We will guarantee payments for 60, 120,
	180,	or 240 months.
	Option	3 - Life Income Based upon the Lives of Two Annuitants - An
	Annuity	will be paid during the lives of the Annuitant and a second
	Annuitant.	Payments will continue until both Annuitants have died.
	When	this Annuity Option is chosen, a choice must be made of:
	(a)	100% of the payment to continue after the first death;
	(b)	66 2/3% of the payment to continue after the first death;
	(c)	50% of the payment to continue after the first death;

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(d)	Payments for a minimum of 120 months with 100% of the payment to continue after the first death; or
(e)	100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

We may make other options available as allowed by law.


OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%



  -------------- ---------------------- ----------------- ------------------- ------------------- -------------------

	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment

  -------------- ---------------------- ----------------- ------------------- ------------------- -------------------


5	3.00%	17.91	53.59	106.78	211.99
6	3.00%	15.14	45.30	90.27	179.22
7	3.00%	13.16	39.39	78.49	155.83
8	3.00%	11.68	34.96	69.66	138.31
9	3.00%	10.53	31.52	62.81	124.69
10	3.00%	9.61	28.77	57.33	113.82
11	3.00%	8.86	26.52	52.85	104.93
12	3.00%	8.24	24.65	49.13	97.54
13	3.00%	7.71	23.08	45.98	91.29
14	3.00%	7.26	21.73	43.29	85.95
15	3.00%	6.87	20.56	40.96	81.33
16	3.00%	6.53	19.54	38.93	77.29
17	3.00%	6.23	18.64	37.14	73.74
18	3.00%	5.96	17.84	35.56	70.59
19	3.00%	5.73	17.13	34.14	67.78
20	3.00%	5.51	16.50	32.87	65.26
21	3.00%	5.32	15.92	31.72	62.98
22	3.00%	5.15	15.40	30.68	60.92
23	3.00%	4.99	14.92	29.74	59.04
24	3.00%	4.84	14.49	28.88	57.33
25	3.00%	4.71	14.09	28.08	55.76
26	3.00%	4.59	13.73	27.36	54.31
27	3.00%	4.47	13.39	26.68	52.97
28	3.00%	4.37	13.08	26.06	51.74
29	3.00%	4.27	12.79	25.49	50.60
30	3.00%	4.18	12.52	24.95	49.53

- -------------- ---------------------- ----------------- ------------------- ------------------- -------------------


OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

Payments Guaranteed for a Stated Period of Months



  ---------------- ---------------------- --------------------- ---------------------- ---------------------- ----------------------

Adjusted	None			60		120		180		240
Age of	-----------------------------------------------------------------------------------------------------------------
Annuitant	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female

  ---------------- ---------- ----------- ---------- ---------- ----------- ---------- ----------- ---------- ---------- -----------


50	$ 4.27		$3.90	$4.26	$ 3.90	$ 4.22	$ 3.89	$ 4.17	$ 3.86	$ 4.08	$ 3.82
51		4.34	3.97	4.33	3.96	4.30	3.95	4.23	3.92	4.14	3.88
52		4.43	4.03	4.41	4.03	4.37	4.01	4.30	3.98	4.20	3.93
53		4.51	4.10	4.50	4.10	4.45	4.08	4.37	4.04	4.26	3.99
54		4.60	4.18	4.59	4.17	4.54	4.15	4.45	4.11	4.32	4.04

55		4.70	4.25	4.68	4.25	4.62	4.22	4.53	4.18	4.39	4.11
56		4.80	4.34	4.78	4.33	4.72	4.30	4.61	4.25	4.45	4.17
57		4.91	4.42	4.89	4.41	4.82	4.38	4.69	4.32	4.51	4.23

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000634.txt											03/26/2018

58	5.03	4.52	5.00	4.51	4.92	4.47	4.78	4.40	4.58	4.30
59	5.15	4.61	5.12	4.60	5.03	4.56	4.87	4.48	4.65	4.37

60	5.28	4.72	5.25	4.70	5.14	4.66	4.96	4.57	4.71	4.44
61	5.43	4.83	5.39	4.81	5.27	4.76	5.06	4.66	4.78	4.51
62	5.58	4.95	5.53	4.93	5.39	4.87	5.16	4.75	4.84	4.58
63	5.74	5.08	5.69	5.05	5.53	4.99	5.26	4.85	4.90	4.65
64	5.91	5.21	5.85	5.18	5.66	5.10	5.36	4.95	4.96	4.72

65	6.10	5.36	6.03	5.32	5.81	5.22	5.46	5.05	5.02	4.79
66	6.30	5.51	6.21	5.47	5.96	5.36	5.56	5.16	5.08	4.86
67	6.51	5.67	6.41	5.63	6.12	5.50	5.66	5.26	5.13	4.93
68	6.73	5.85	6.62	5.80	6.28	5.65	5.77	5.37	5.18	5.00
69	6.97	6.04	6.84	5.98	6.44	5.80	5.86	5.49	5.23	5.06

70	7.23	6.25	7.07	6.18	6.61	5.97	5.96	5.60	5.27	5.12
71	7.51	6.47	7.32	6.39	6.79	6.14	6.05	5.71	5.31	5.18
72	7.80	6.71	7.58	6.62	6.96	6.32	6.14	5.83	5.34	5.23
73	8.12	6.98	7.85	6.86	7.14	6.50	6.23	5.94	5.37	5.28
74	8.46	7.26	8.14	7.12	7.32	6.69	6.31	6.04	5.40	5.32

75	8.82	7.57	8.45	7.40	7.50	6.89	6.38	6.14	5.42	5.35

- ---------------- ---------- ----------- ---------- ---------- ----------- ---------- ----------- ---------- ---------- -----------

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%



- ------------------------------------- ----------------- ----------------- ------------------ ----------------- -----------------

Adjusted Ages
- -------------------------------------
Second
Annuitant	Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e

  ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------


55	50	$ 3.69	$ 4.05	$ 4.27	$ 3.69	$ 4.13
55	55	3.88	4.25	4.47	3.87	4.25
55	60	3.06	4.47	4.71	4.06	4.36

60	55	3.99	4.44	4.71	3.98	4.55
60	60	4.24	4.71	4.99	4.23	4.70
60	65	4.49	5.01	5.32	4.48	4.85

65	60	4.38	4.97	5.32	4.38	5.10
65	65	4.72	5.33	5.70	4.71	5.32
65	70	5.07	5.75	6.17	5.05	5.54

70	65	4.93	5.68	6.15	4.91	5.86
70	70	5.40	6.21	6.70	5.36	6.18
70	75	5.89	6.82	7.40	5.81	6.49

75	70	5.69	6.68	7.32	5.62	6.92
75	75	6.37	7.45	8.15	6.23	7.40
75	80	7.07	8.34	9.16	6.78	7.85

- ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------

Rates are based on mortality from 1983 Table a.
The rates assume the Annuitant is Male and the Second Annuitant is Female.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

30

OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000634.txt	03/26/2018

(Annuitant is Female and Second Annuitant is Male)

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%



- ------------------------------------- ----------------- ----------------- ------------------ ----------------- -----------------

Adjusted Ages
- -------------------------------------
Second
Annuitant	Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e

  ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------


55	50	$ 3.75	$ 4.07	$ 4.26	$ 3.75	$ 3.98
55	55	3.88	4.25	4.47	3.87	4.06
55	60	3.99	4.44	4.71	3.98	4.12

60	55	4.06	4.47	4.71	4.06	4.37
60	60	4.24	4.71	4.99	4.23	4.47
60	65	4.38	4.97	5.32	4.38	4.54

65	60	4.49	5.01	5.32	4.48	4.89
65	65	4.72	5.33	5.70	4.71	5.02
65	70	4.93	5.68	6.15	4.91	5.14

70	65	5.07	5.75	6.17	5.05	5.60
70	70	5.40	6.21	6.70	5.36	5.79
70	75	5.69	6.68	7.32	5.62	5.96

75	70	5.89	6.83	7.40	5.81	6.63
75	75	6.37	7.45	8.15	6.23	6.92
75	80	6.78	8.11	8.99	6.54	7.15

- ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------

Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%



  -------------- ---------------------- ----------------- ------------------- ------------------- -------------------

	Guaranteed			Semi-Annual
Years	Rate	Monthly Payment	Quarterly Payment	Payment	Annual Payment

  -------------- ---------------------- ----------------- ------------------- ------------------- -------------------


5	3.50%	18.12	54.19	107.92	213.99
6	3.50%	15.35	45.92	91.44	181.32
7	3.50%	13.38	40.01	79.69	158.01
8	3.50%	11.90	35.59	70.88	140.56
9	3.50%	10.75	32.16	64.05	127.00
10	3.50%	9.83	29.42	58.59	116.18
11	3.50%	9.09	27.18	54.13	107.34
12	3.50%	8.46	25.32	50.42	99.98
13	3.50%	7.94	23.75	47.29	93.78
14	3.50%	7.49	22.40	44.62	88.47
15	3.50%	7.10	21.24	42.31	83.89
16	3.50%	6.76	20.23	40.29	79.89
17	3.50%	6.47	19.34	38.51	76.37
18	3.50%	6.20	18.55	36.94	73.25
19	3.50%	5.97	17.85	35.54	70.47
20	3.50%	5.75	17.22	34.28	67.98
21	3.50%	5.56	16.65	33.15	65.74
22	3.50%	5.39	16.13	32.13	63.70
23	3.50%	5.24	15.66	31.19	61.85
24	3.50%	5.09	15.24	30.34	60.17
25	3.50%	4.96	14.85	29.56	58.62
26	3.50%	4.84	14.49	28.85	57.20
27	3.50%	4.73	14.15	28.19	55.90
28	3.50%	4.63	13.85	27.58	54.69
29	3.50%	4.53	13.57	27.02	53.57
30	3.50%	4.45	13.30	26.49	52.53

- -------------- ---------------------- ----------------- ------------------- ------------------- -------------------


https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000634.txt

03/26/2018

OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%



  -------------- ---------------------- ----------------- ------------------- ------------------- -------------------

	Guaranteed			Semi-Annual
Years	Rate	Monthly Payment	Quarterly Payment	Payment	Annual Payment

  -------------- ---------------------- ----------------- ------------------- ------------------- -------------------


5	5.00%	18.74	56.00	111.33	219.98
6	5.00%	15.99	47.77	94.96	187.64
7	5.00%	14.02	41.90	83.30	164.59
8	5.00%	12.56	37.52	74.58	147.35
9	5.00%	11.42	34.11	67.81	133.99
10	5.00%	10.51	31.40	62.42	123.34
11	5.00%	9.77	29.19	58.03	114.66
12	5.00%	9.16	27.36	54.38	107.45
13	5.00%	8.64	25.81	51.31	101.39
14	5.00%	8.20	24.50	48.69	96.21
15	5.00%	7.82	23.36	46.44	91.75
16	5.00%	7.49	22.37	44.47	87.88
17	5.00%	7.20	21.51	42.75	84.48
18	5.00%	6.94	20.74	41.23	81.47
19	5.00%	6.71	20.06	39.88	78.80
20	5.00%	6.51	19.46	38.68	76.42
21	5.00%	6.33	18.91	37.59	74.28
22	5.00%	6.17	18.42	36.62	72.35
23	5.00%	6.02	17.98	35.73	70.61
24	5.00%	5.88	17.57	34.93	69.02
25	5.00%	5.76	17.20	34.20	67.57
26	5.00%	5.65	16.87	33.53	66.25
27	5.00%	5.54	16.56	32.92	65.04
28	5.00%	5.45	16.28	32.35	63.93
29	5.00%	5.36	16.01	31.83	62.90
30	5.00%	5.28	15.77	31.35	61.95

- -------------- ---------------------- ----------------- ------------------- ------------------- -------------------


OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

Payments Guaranteed for a Stated Period of Months



  --------------- ---------------------- --------------------- ---------------------- ---------------------- ----------------------

Adjusted	None			60		120		180		240
Age of	-----------------------------------------------------------------------------------------------------------------
Annuitant	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female

  --------------- ---------- ----------- ---------- ---------- ----------- ---------- ----------- ---------- ----------- ----------


50	$ 4.56	$ 4.20	$ 4.55	$ 4.19	$ 4.51	$ 4.18	$ 4.45	$ 4.15	$ 4.36	$ 4.11
51	4.64	4.26	4.62	4.25	4.58	4.24	4.51	4.21	4.42	4.16
52	4.72	4.32	4.70	4.32	4.66	4.30	4.58	4.26	4.48	4.21
53	4.80	4.39	4.79	4.38	4.74	4.36	4.65	4.32	4.53	4.27
54	4.89	4.46	4.87	4.46	4.82	4.43	4.73	4.39	4.59	4.32

55	4.99	4.54	4.97	4.53	4.91	4.50	4.80	4.46	4.65	4.38
56	5.09	4.62	5.07	4.61	5.00	4.58	4.88	4.53	4.72	4.44
57	5.20	4.71	5.17	4.70	5.10	4.66	4.96	4.60	4.78	4.50
58	5.32	4.80	5.29	4.79	5.20	4.75	5.05	4.68	4.84	4.57
59	5.44	4.90	5.41	4.88	5.31	4.84	5.14	4.76	4.91	4.63

60	5.57	5.00	5.53	4.99	5.42	4.93	5.23	4.84	4.97	4.70
61	5.71	5.11	5.67	5.09	5.54	5.03	5.32	4.93	5.03	4.77
62	5.86	5.23	5.81	5.21	5.66	5.14	5.42	5.02	5.09	4.84
63	6.02	5.36	5.97	5.33	5.79	5.25	5.51	5.11	5.16	4.91
64	6.20	5.49	6.13	5.46	5.93	5.37	5.61	5.21	5.21	4.98

65	6.38	5.64	6.31	5.60	6.07	5.49	5.71	5.31	5.27	5.05
66	6.58	5.79	6.49	5.75	6.22	5.63	5.81	5.41	5.32	5.12
67	6.79	5.95	6.69	5.91	6.38	5.76	5.91	5.52	5.38	5.18
68	7.02	6.13	6.89	6.08	6.53	5.91	6.01	5.63	5.42	5.25

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000634.txt										03/26/2018

69	7.26	6.32	7.11	6.26	6.70	6.06	6.11	5.74	5.47	5.31
70	7.52	6.53	7.35	6.45	6.86	6.23	6.20	5.85	5.51	5.37
71	7.80	6.75	7.59	6.66	7.03	6.39	6.29	5.96	5.54	5.42
72	8.09	6.99	7.85	6.89	7.21	6.57	6.38	6.07	5.57	5.47
73	8.41	7.26	8.12	7.13	7.38	6.75	6.46	6.17	5.60	5.51
74	8.75	7.54	8.41	7.39	7.55	6.94	6.53	6.28	5.63	5.55
75	9.12	7.85	8.71	7.66	7.73	7.13	6.61	6.38	5.65	5.59

- --------------- ---------- ----------- ---------- ---------- ----------- ---------- ----------- ---------- ----------- ----------

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

Payments Guaranteed for a Stated Period of Months



  --------------- ---------------------- --------------------- ---------------------- ---------------------- ----------------------

Adjusted	None			60		120		180		240
Age of	-----------------------------------------------------------------------------------------------------------------
Annuitant	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female

  --------------- ---------- ----------- ---------- ---------- ----------- ---------- ----------- ---------- ----------- ----------


50	$5.48	$5.12	$5.46	$5.11	$5.41	$5.09	$5.34	$5.06	$5.24	$5.01
51	5.55	5.17	5.53	5.17	5.48	5.14	5.40	5.11	5.29	5.05
52	5.63	5.23	5.61	5.23	5.55	5.20	5.46	5.16	5.34	5.10
53	5.71	5.30	5.69	5.29	5.62	5.26	5.53	5.22	5.40	5.15
54	5.80	5.37	5.77	5.36	5.70	5.33	5.60	5.27	5.45	5.20

55	5.89	5.44	5.86	5.43	5.79	5.39	5.67	5.34	5.51	5.25
56	5.99	5.52	5.96	5.51	5.87	5.47	5.74	5.40	5.56	5.31
57	6.10	5.60	6.06	5.59	5.97	5.54	5.82	5.47	5.62	5.37
58	6.21	5.69	6.17	5.67	6.06	5.62	5.90	5.54	5.68	5.42
59	6.33	5.79	6.29	5.77	6.17	5.71	5.98	5.61	5.74	5.48

60	6.46	5.89	6.41	5.87	6.28	5.80	6.06	5.69	5.79	5.55
61	6.60	6.00	6.55	6.97	6.39	5.90	6.15	5.77	5.85	5.61
62	6.75	6.11	6.69	6.08	6.51	6.00	6.24	5.86	5.91	5.67
63	6.91	6.23	6.84	6.20	6.64	6.10	6.33	5.95	5.96	5.73
64	7.09	6.37	7.00	6.33	6.77	6.22	6.42	6.04	6.02	5.80

65	7.27	6.51	7.18	6.46	6.91	6.34	6.52	6.13	6.07	5.86
66	7.47	6.66	7.36	6.61	7.05	6.46	6.61	6.23	6.12	5.92
67	7.68	6.82	7.55	6.76	7.20	6.60	6.70	6.33	6.16	5.99
68	7.91	7.00	7.76	6.93	7.35	6.74	6.80	6.43	6.21	6.04
69	8.15	7.19	7.98	7.11	7.51	6.89	6.89	6.54	6.25	6.10

70	8.41	7.39	8.21	7.30	7.67	7.04	6.97	6.64	6.28	6.15
71	8.69	7.62	8.45	7.51	7.83	7.21	7.06	6.74	6.32	6.20
72	8.99	7.86	8.70	7.73	8.00	7.38	7.14	6.85	6.35	6.25
73	9.31	8.12	8.97	7.97	8.16	7.55	7.21	6.95	6.37	6.29
74	9.65	8.41	9.26	8.23	8.33	7.73	7.29	7.04	6.39	6.33

75	10.02	8.72	9.55	8.50	8.50	7.92	7.35	7.14	6.41	6.36

- ---------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------- ----------- --------------

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000634.txt

03/26/2018


- ------------------------------------- ----------------- ----------------- ------------------ ----------------- -----------------

Adjusted Ages
- -------------------------------------
Second
Annuitant	Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e

  ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------


55	50	$ 3.97	$ 4.35	$ 4.56	$ 3.97	$ 4.42
55	55	4.16	4.54	4.76	4.15	4.54
55	60	4.34	4.76	5.00	4.34	4.64

60	55	4.27	4.73	5.00	4.26	4.83
60	60	4.51	4.99	5.27	4.50	4.98
60	65	4.76	5.29	5.60	4.75	5.13

65	60	4.66	5.25	5.61	4.65	5.39
65	65	4.99	5.61	5.99	4.98	5.60
65	70	5.34	6.03	6.46	5.31	5.81

70	65	5.19	5.97	6.44	5.17	6.14
70	70	5.67	6.49	6.99	5.62	6.47
70	75	6.16	7.10	7.68	6.07	6.77

75	70	5.95	6.96	7.61	5.87	7.20
75	75	6.64	7.73	8.43	6.48	7.68
75	80	7.33	8.62	9.45	7.02	8.13

- ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------

Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

(Annuitant is Female and Second Annuitant is Male)

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%



- ------------------------------------- ----------------- ----------------- ------------------ ----------------- -----------------Adjusted Ages

- -------------------------------------
Second
Annuitant	Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e

  ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------


55	50	$ 4.03	$ 4.36	$ 4.55	$ 4.03	$ 4.41
55	55	4.16	4.54	4.76	4.15	4.54
55	60	4.27	4.73	5.00	4.26	4.83

60	55	4.34	4.76	5.00	4.34	4.64
60	60	4.51	4.99	5.27	4.50	4.98
60	65	4.66	5.25	5.61	4.65	5.39

65	60	4.76	5.29	5.60	4.75	5.13
65	65	4.99	5.61	5.99	4.98	5.60
65	70	5.19	5.97	6.44	5.17	6.14

70	65	5.34	6.03	6.46	5.31	5.81
70	70	5.67	6.49	6.99	5.62	6.47
70	75	5.95	6.96	7.61	5.87	7.20

75	70	6.16	7.10	7.68	6.07	6.77
75	75	6.64	7.73	8.43	6.48	7.68
75	80	7.04	8.39	9.29	6.79	8.70

- ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------

Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000634.txt

03/26/2018

OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%



- ------------------------------------- ----------------- ----------------- ------------------ ----------------- -----------------

Adjusted Ages
- -------------------------------------
Second
Annuitant	Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e

  ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------


55	50	$ 4.88	$ 5.26	$ 5.48	$ 4.88	$ 5.34
55	55	5.04	5.44	5.66	5.04	5.43
55	60	5.21	5.65	5.89	5.21	5.53

60	55	5.15	5.63	5.91	5.14	5.73
60	60	5.37	5.87	6.16	5.37	5.86
60	65	5.61	6.16	6.49	5.60	6.01

65	60	5.52	6.14	6.51	5.51	6.28
65	65	5.83	6.49	6.87	5.82	6.47
65	70	6.17	6.90	7.33	6.13	6.67

70	65	6.04	6.84	7.34	6.00	7.03
70	70	6.49	7.35	7.87	6.44	7.33
70	75	6.97	7.96	8.56	6.87	7.62

75	70	6.77	7.84	8.51	6.68	8.08
75	75	7.45	8.60	9.33	7.27	8.55
75	80	8.14	9.49	10.35	7.80	8.98

- ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------

Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

(Annuitant is Female and the Second Annuitant is Male)

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%



- ------------------------------------- ----------------- ----------------- ------------------ ----------------- -----------------

Adjusted Ages
- -------------------------------------
Second
Annuitant	Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e

  ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------


55	50	$ 4.93	$ 5.27	$ 5.46	$ 4.93	$ 5.19
55	55	5.04	5.44	5.66	5.04	5.43
55	60	5.15	5.63	5.91	5.14	5.73

60	55	5.21	5.65	5.89	5.21	5.53
60	60	5.37	5.87	6.16	5.37	5.86
60	65	5.52	6.14	6.51	5.51	6.28

65	60	5.61	6.16	6.49	5.60	6.01
65	65	5.83	6.49	6.87	5.82	6.47
65	70	6.04	6.84	7.34	6.00	7.03

70	65	6.17	6.90	7.33	6.13	6.67
70	70	6.49	7.35	7.87	6.44	7.33
70	75	6.77	7.84	8.51	6.68	8.08

75	70	6.97	7.96	8.56	6.87	7.62
75	75	7.45	8.60	9.33	7.27	8.55
75	80	7.86	9.28	10.20	7.57	9.59

  ------------------ ------------------ ----------------- ----------------- ------------------ ----------------- -----------------

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000634.txt

03/26/2018



Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


- --------------------------------------------------------------------------------Aetna Insurance Company of America Home Office: 151 Farmington Avenue P.O. Box 30670 Hartford, Connecticut 06150-0670 (800) 531-4547 Group Variable, Fixed, or Combination Annuity Contract Nonparticipating - --------------------------------------------------------------------------------

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000634.txt

03/26/2018